As filed with the Securities and Exchange Commission on June 14, 2012.

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado	84-1307044
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	Identification No.)

1777 South Harrison Street, Suite 1400
Denver, Colorado	80210
(Address of principal executive offices)	(Zip code)

Birner Dental Management Services, Inc. 2005 Equity Incentive Plan

(Full title of the plan)

Dennis N. Genty

Chief Financial Officer, Secretary, and Treasurer

Birner Dental Management Services, Inc.

1777 South Harrison Street, Suite 1400
Denver, Colorado

(Name and address of agent for service)

(303) 691-0680

(Telephone number, including area code, of agent for service)

Copy to:

Douglas R. Wright, Esq.

Faegre Baker Daniels LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, Colorado 80203

(303) 607-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	475,000 shares	$16.82	$7,989,500	$915.60

[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock of Birner Dental Management Services, Inc. (the “Company”) that become issuable under the Birner Dental Management Services, Inc. 2005 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.
[2]	Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the Nasdaq Capital Market on June 13, 2012, pursuant to Rule 457(c) and (h)(1).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 475,000 shares of the Registrant’s Common Stock to be issued pursuant to the Plan. In accordance with Section E of the General Instructions to Form S-8, the Registration Statements previously filed with the Securities and Exchange Commission relating to the Plan (File Nos. 333-129525 and 333-128776) are incorporated by reference herein.

Part II

Item 8.	Exhibits
Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.
3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.
4.1	Specimen Stock Certificate, incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.
5.1	Opinion of Faegre Baker Daniels LLP
10.1	Birner Dental Management Services, Inc. 2005 Equity Incentive Plan, incorporated herein by reference to Exhibit 99 of the Company’s Definitive Proxy Statement filed with the Securities Exchange Commission on April 27, 2005.
10.2	Form of Restricted Stock Agreement and Grant Notice under 2005 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 on Form 8-K (SEC File No. 000-23367), as filed with the Securities and Exchange Commission on July 19, 2005
23.1	Consent of Hein & Associates LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 14, 2012.

BIRNER DENTAL MANAGEMENT SERVICES, INC.

By:	/s/ Frederic W.J. Birner
Frederic W.J. Birner Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis N. Genty and Douglas R. Wright, or any of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Frederic W.J. Birner	Chairman of the Board, Chief Executive	June 14, 2012
Frederic W.J. Birner	Officer and Director (Principal Executive Officer)

/s/ Dennis N. Genty	Chief Financial Officer, Secretary and	June 14, 2012
Dennis N. Genty	Treasurer (Principal Financial and Accounting Officer)

/s/ Mark A. Birner, D.D.S.
Mark A. Birner, D.D.S.	President and Director	June 14, 2012

/s/ Brooks G. O’Neil
Brooks G. O’Neil	Director	June 14, 2012

/s/ Paul E. Valuck D.D.S.
Paul E. Valuck D.D.S.	Director	June 14, 2012

/s/ Thomas D. Wolf
Thomas D. Wolf	Director	June 14, 2012

Exhibit Index
Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.
3.2	Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.
4.1	Specimen Stock Certificate, incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (SEC File No. 333-36391), as filed with the Securities and Exchange Commission on September 25, 1997.
5.1	Opinion of Faegre Baker Daniels LLP
10.1	Birner Dental Management Services, Inc. 2005 Equity Incentive Plan, incorporated herein by reference to Exhibit 99 of the Company’s Definitive Proxy Statement filed with the Securities Exchange Commission on April 27, 2005.
10.2	Form of Restricted Stock Agreement and Grant Notice under 2005 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 on Form 8-K (SEC File No. 000-23367), as filed with the Securities and Exchange Commission on July 19, 2005
23.1	Consent of Hein & Associates LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page).